                                 [LETTERHEAD]




                                          Contact: Marc Grossman
                                                   Senior VP - Corporate Affairs
                                                   310-205-4030



                  HILTON REPORTS SECOND QUARTER, SIX-MONTH RESULTS;
                  -------------------------------------------------

             2Q98 DILUTED EARNINGS PER SHARE INCREASE 15%, EBITDA UP 17%
             -----------------------------------------------------------


     Beverly Hills, Calif., July 22, 1998 -- Hilton Hotels Corporation (NYSE:HLT) today reported results for the second quarter and six months ended June 30, 1998.

     Net income for the quarter totaled $106 million, or $.39 per diluted share, compared to $93 million, or $.34 per diluted share, last year -- an increase of 15 percent in diluted per share earnings.

     Second quarter earnings before interest, taxes, depreciation, amortization and non-cash items (EBITDA) totaled $324 million, up 17 percent from last year's $278 million. The EBITDA increase was attributable to double-digit gains at many of Hilton's owned and partially owned hotels, continued strong results at "The Wild Wild West" casino in Atlantic City and significantly improved results at the Las Vegas Hilton.

                                   LODGING
                                   -------

     EBITDA for Hilton's lodging division was $184 million, an increase of 14 percent from $162 million a year ago. Double-digit EBITDA gains were reported at many of Hilton's owned and partially owned hotels, with properties in Chicago, New York and San Francisco showing particularly strong results. EBITDA also benefited from new hotel acquisitions made by the company in the first and second quarters.

                                   - more -

2nd Quarter Earnings
2-2-2-2


     In the second quarter, the company's "Top Ten" hotels contributed $121 million of EBITDA, which, on a comparable basis, represented a 13 percent increase over the prior year. The percentage increase excludes the EBITDA benefit from the required full consolidation of the Hilton Hawaiian Village results beginning June 1, 1998 due to the previously announced restructuring. Average daily rate (ADR) increased 10 percent at these ten hotels to $181.97 in the second quarter, with occupancy showing a 4.4-point decline to 79.9 percent, resulting in a revenue per available room (RevPAR) increase of 5 percent. EBITDA margin at these properties increased two percentage points to 40 percent, owing to the operating leverage associated with the ADR increases, along with an ongoing emphasis on maximizing operating efficiencies. Impacting results at the "Top Ten" properties was the anticipated softness at the Hilton Hawaiian Village in Honolulu as a result of adverse economic conditions in Asia, as well as a flat quarter at the New Orleans Hilton Riverside which was negatively impacted by the absence of Hilton's riverboat casino which ceased operations October 1, 1997. Excluding the impact of Hawaii from the "Top Ten," EBITDA was up 17 percent, with RevPAR increasing 8 percent.

     "We continue to be encouraged by the favorable supply-demand environment surrounding these big hotel properties and expect this environment to continue for the next several years," said Stephen F. Bollenbach, president and chief executive officer of Hilton Hotels Corporation. "Reports of new supply in the lodging business miss the important point that this supply is not being built in the markets that are important to us, and is not the kind of full-service product that will be competitive with our major hotels.

     "In the six cities where we generate over 60 percent of our lodging cash flow -- New York, Chicago, San Francisco, Washington, D.C., New Orleans and Honolulu -- there are few competitive properties that will open in the next five years, which bodes well for this important group of hotels going forward," he said.

                                   - more -

2nd Quarter Earnings
3-3-3-3


     ADR for Hilton's other comparable U.S. owned and partially owned hotels improved 10 percent to $140.80. Occupancy, however, for this group of properties declined 5 points to 75 percent, resulting in a RevPAR increase of 3 percent.

     During the quarter, Hilton announced an agreement with The Prudential Insurance Company of America to restructure their joint venture ownership of the 2,545-room Hilton Hawaiian Village. Under the agreement, Hilton plans to increase its investment in the venture by as much as $400 million and assume controlling interest.

     Also during the period, the company continued its acquisition strategy by purchasing the 395-room DFW Lakes Hilton Executive Conference Center in Dallas, Texas and the 407-room Westin Hotel Charlotte (since renamed the Hilton Charlotte) in North Carolina for a total of approximately $170 million. Including the planned Hawaiian Village restructuring, Hilton's hotel acquisitions thus far in 1998 total approximately $725 million.

     Hilton also in the second quarter announced new full-service franchised properties in Monterey, California, Clearwater, Florida, Tulsa, Oklahoma and Guadalajara, Mexico. The company's Hilton Garden Inn franchising program continued on track toward its goal of having 200 properties open or under construction by 2000. During the second quarter, Hilton Garden Inn properties were either opened or began construction in North Carolina, Minnesota, New York State, Florida, Illinois, Maryland and Georgia.


                                   - more -

2nd Quarter Earnings
4-4-4-4


                                    Gaming
                                    ------

     Gaming division EBITDA for the second quarter of $157 million represented a 15 percent increase from 1997's $136 million. The increase was driven by the continued success of "The Wild Wild West" casino at Bally's Park Place in Atlantic City, a strong quarter at the Las Vegas Hilton and double-digit EBITDA improvements at the Reno Hilton, Atlantic City Hilton, Bally's Tunica, Bally's Belle of Orleans and Conrad International Punta del Este.

     The company's two Las Vegas Strip properties reported respectable comparable quarterly results and performed generally in line with the company's expectations despite heightened competition in the Las Vegas market.

     The Flamingo Hilton-Las Vegas reported EBITDA of $30 million, consistent with the prior year. Occupancy was flat at 93.3 percent, with ADR down 4 percent to $81.67.

     Bally's Las Vegas showed an EBITDA decline of $1 million to $22 million due primarily to lower win percentage. Occupancy declined 1.4 points to 91.3 percent, with ADR down 4 percent to $87.96.

     Improved results at the Las Vegas Hilton -- which reported a 120 percent increase in EBITDA to $22 million -- were driven by an increase in baccarat drop along with a significant increase in non-baccarat domestic table game drop, resulting in a dramatic improvement in table game win. Slot volume at the property also showed a significant improvement. Occupancy rose 7.3 points to 89.0 percent, while ADR declined 5 percent to $101.80.




                                   - more -

2nd Quarter Earnings
5-5-5-5


     In Atlantic City, Bally's Park Place reported EBITDA of $41 million, an increase of 17 percent from last year's $35 million. A major improvement in casino revenues was attributable to continued outstanding results generated by "The Wild Wild West." During the quarter, Bally's Park Place continued to lead the Atlantic City market in EBITDA margin. The Atlantic City Hilton, benefiting from increased table game drop and win as well as increased revenues as a result of the property's new 300-room tower, saw its EBITDA improve to $8 million from $7 million a year ago.

     Many of Hilton's gaming operations in other markets also demonstrated markedly improved results during the quarter, particularly those in Reno, Tunica, New Orleans, Kansas City and Punta del Este. Reported results in Australia, however, declined due to the adverse economic conditions in Asia.

                               Six-Month Results
                               -----------------

     For the six months ended June 30, 1998, Hilton reported net income of $183 million, or $.68 per diluted share, a 13 percent increase in net income per share from $161 million, or $.60 per diluted share a year ago. EBITDA for the six months totaled $594 million, a 17 percent increase over last year's $509 million.

     Hilton's lodging division reported six-month EBITDA of $314 million, a 15 percent increase from $273 million in 1997, while the company's gaming operations showed EBITDA of $310 million, compared with last year's $269 million -- a 15 percent increase.

     Commenting on the company's recent announcement to separate its gaming and lodging businesses with a simultaneous merger of the new gaming company with the Mississippi operations of Grand Casinos, Inc. (NYSE:GND), Bollenbach said:


                                   - more -

2nd Quarter Earnings
6-6-6-6


     "Our second quarter and year-to-date results demonstrate the tremendous potential for each of these businesses as stand-alone companies once the split is completed at year end. Our full-service, major market hotel properties will continue to reap the benefits of limited new competitive product entering these markets, an expected improved environment for the acquisition of these types of hotel assets, an aggressive franchising program and an ongoing emphasis on maximizing operating margins.

     "In the gaming business, our properties -- by virtue of their pre-eminent locations and excellent management -- are showing outstanding comparable results in competitive markets and are consistent market leaders," Bollenbach said. "These properties, along with Paris and others that will join the system through acquisition, will form the basis of a gaming company with leadership positions in the three biggest U.S. markets, a strong international presence and an unmatched diversity of cash flow."


                                      #  #  #


NOTE: This press release contains "forward-looking statements" within the meaning of federal securities law, including statements concerning business strategies and their intended results, and similar statements concerning anticipated future events and expectations that are not historical facts.
The forward-looking statements in this press release are subject to numerous risks and uncertainties, including the effects of economic conditions; supply and demand changes for hotel rooms; competitive conditions in the lodging and gaming industries, relationships with clients and property owners; the impact of government regulations; and the availability of capital to finance growth, which could cause actual results to differ materially from those expressed in or implied by the statements herein.

                           HILTON HOTELS CORPORATION
                             FINANCIAL HIGHLIGHTS
                 (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)



                                            THREE MONTHS ENDED                        SIX MONTHS ENDED
                                                  JUNE 30                                  JUNE 30

                                                                 %                                        %
                                        1998       1997       CHANGE             1998       1997        CHANGE
                                        ----       ----       ------             ----       ----        ------
REVENUE
-------
 Hotels                                $  748     $  722           4 %          $1,447     $1,389            4 %
 Gaming                                   665        638           4             1,362      1,274            7
                                       ------     ------       ------           ------     ------       ------
Total                                  $1,413     $1,360           4 %          $2,809     $2,663            5 %
                                       ------     ------       ------           ------     ------       ------
                                       ------     ------       ------           ------     ------       ------
EBITDA(1)
------
 Hotels                                $  184     $  162           14 %         $  314     $  273           15 %
 Gaming                                   157        136           15              310        269           15
 Corporate expense                        (17)       (20)         (15)             (30)       (33)          (9)
                                       ------     ------       ------           ------     ------       ------
Total                                  $  324     $  278           17 %         $  594     $  509           17 %
                                       ------     ------       ------           ------     ------       ------
                                       ------     ------       ------           ------     ------       ------
OPERATING INCOME
----------------
 Hotels                                $  154     $  140           10 %         $  256     $  225           14 %
 Gaming                                   101         85           19              198        170           16
 Corporate expense                        (18)       (22)         (18)             (31)       (35)         (11)
                                       ------     ------       ------           ------     ------       ------
Total operating income                    237        203           17              423        360           18

Interest and dividend income                7         10          (30)              18         23          (22)
Interest expense                          (53)       (45)          18             (103)       (88)          17
Net interest from equity investments       (3)        (5)         (40)              (9)        (9)         --
                                       ------     ------       ------           ------     ------       ------
    Net interest expense                  (49)       (40)          23              (94)       (74)          27

Income before taxes
 and minority interest                    188        163           15              329        286           15

Provision for taxes                       (80)       (67)          19             (141)      (118)          19
Minority interest, net                     (2)        (3)         (33)              (5)        (7)         (29)
                                       ------     ------       ------           ------     ------       ------
Net Income                             $  106     $   93           14 %         $  183     $  161           14 %
                                       ------     ------       ------           ------     ------       ------
                                       ------     ------       ------           ------     ------       ------
Net income per share
--------------------
Basic                                  $  .41     $  .36           14 %         $  .71     $  .62           15 %
                                       ------     ------       ------           ------     ------       ------
                                       ------     ------       ------           ------     ------       ------
Diluted                                $  .39     $  .34           15 %         $  .68     $  .60           13 %
                                       ------     ------       ------           ------     ------       ------
                                       ------     ------       ------           ------     ------       ------


(1) EBITDA is earnings before interest, taxes, depreciation, amortization and non-cash items.

                          HILTON HOTELS CORPORATION
                   Supplementary Statistical Information

                                                                       HOTELS
                                          -------------------------------------------------------------------
                                              THREE MONTHS ENDED                     SIX MONTHS ENDED
                                                    JUNE 30                               JUNE 30
                                                                  %/PT                                 %/PT
                                           1998        1997       CHANGE       1998         1997      CHANGE
                                          -------     -------    --------    -------      -------    --------
TOP TEN HOTELS
  Occupancy                                 79.9%       84.3%    (4.4)pts        76.4%       79.1%    (2.7)pts
  Average Rate                           $181.97     $164.69       10%        $177.78     $162.89        9%
  Revpar                                 $145.36     $138.79        5%        $135.75     $128.85        5%
  Number of hotels                          -           -                          10          10
  Number of rooms                           -           -                      15,167      15,167

OTHER U.S. OWNED AND EQUITY(1)
  Occupancy                                74.8%       79.7%    (4.9)pts        71.4%       74.6%    (3.2)pts
  Average Rate                          $140.80     $128.54       10%        $140.90     $128.54       10%
  Revpar                                $105.28     $102.40        3%        $100.53     $ 95.91        5%
  Number of hotels                         -           -                          22          20
  Number of rooms                          -           -                       8,395       7,815

U.S. MANAGED(1)
  Occupancy                                71.5%       74.2%    (2.7)pts        72.3%       74.0%    (1.7)pts
  Average Rate                          $137.81     $128.43        7%        $144.89     $135.00        7%
  Revpar                                $ 98.49     $ 95.30        3%        $104.71     $ 99.85        5%
  Number of hotels                         -           -                          19          22
  Number of rooms                          -           -                      13,014      14,553

INTERNATIONAL MANAGED(1)
  Occupancy                                65.7%       76.3%   (10.6)pts        61.4%       69.5%    (8.1)pts
  Average Rate                          $156.44     $158.95      (2)%        $153.62     $156.47      (2)%
  Revpar                                $102.84     $121.25     (15)%        $ 94.27     $108.82     (13)%
  Number of hotels                         -           -                           9           8
  Number of rooms                          -           -                       3,286       2,922

FRANCHISED
  Occupancy                                72.4%       74.9%    (2.5)pts        69.6%       71.3%    (1.7)pts
  Average Rate                          $ 98.30     $ 91.38        8%        $ 98.47     $ 90.88        8%
  Revpar                                $ 71.16     $ 68.40        4%        $ 68.48     $ 64.84        6%
  Number of hotels                         -           -                         185         178
  Number of rooms                          -           -                      46,049      45,184

(1) Operating statistics are based on a comparable hotel mix.

(2) Includes two hotels where the company has a minority interest.

                                                                     GAMING
                                          -------------------------------------------------------------------
                                              THREE MONTHS ENDED                     SIX MONTHS ENDED
                                                    JUNE 30                               JUNE 30
                                                                  %/PT                                 %/PT
                                           1998        1997       CHANGE       1998         1997      CHANGE
                                          -------     -------    --------    -------      -------    --------
Number of owned, partially owned
 managed casinos and hotel casinos           -          -                         15          16
Number of rooms                              -          -                     17,588      16,992
Casino square footage                        -          -                  1,042,000     963,000

NEVADA
  Occupancy                                 90.6%       88.3%       2.3 pts     88.4%       88.4%      - pts
  Average Rate                            $76.14      $77.99        (2)%      $77.50      $77.28       - %
  Revpar                                  $69.01      $68.88        - %       $68.50      $68.32       - %

ATLANTIC CITY
  Occupancy                                 93.6%       94.0%     (1.0)pts      93.6%       92.0%      1.6pts
  Average Rate                            $82.58      $92.83       (11)%      $78.12      $85.90        (9)%
  Revpar                                  $76.82      $87.27       (12)%      $73.09      $79.00        (7)%